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                                                                Exhibit 23.3
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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 3 to Registration Statement No. 33-18767 on Form S-1 of Sinter Metal, Inc. on Form S-1 of our report dated December 19, 1996 (relating to the consolidated financial statements of Powder Metal Holding, Inc. and subsidiaries) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.






DELOITTE & TOUCHE LLP

Grand Rapids, Michigan
February 4, 1997